FOR IMMEDIATE RELEASE
DATE: October 24, 2024

HERITAGE FINANCIAL ANNOUNCES THIRD QUARTER 2024 RESULTS AND DECLARES REGULAR CASH DIVIDEND OF $0.23 PER SHARE

Third Quarter 2024 Highlights
•Net income was $11.4 million, or $0.33 per diluted share, compared to $14.2 million, or $0.41 per diluted share, for the second quarter of 2024.
~~•~~Results include a pre-tax loss on sale of securities of $6.9 million, or $0.16 per diluted share on an after-tax basis.
•Loans receivable increased $146.9 million, or 3.2% (12.9% annualized).
•Deposits increased $192.8 million, or 3.5% (13.9% annualized).
•Non-interest bearing deposits increased $82.9 million, or 5.2% (20.6% annualized).
•Net interest margin was 3.33%, compared to 3.29% for the second quarter of 2024.
•Cost of total deposits was 1.42%, compared to 1.34% for the second quarter of 2024.
•Noninterest expense to average total assets was 2.18%, compared to 2.21% for the second quarter of 2024.
~~•~~Declared a regular cash dividend of $0.23 per share on October 23, 2024.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company", ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $11.4 million for the third quarter of 2024 compared to $14.2 million for the second quarter of 2024 and $18.2 million for the third quarter of 2023. Diluted earnings per share for the third quarter of 2024 were $0.33 compared to $0.41 for the second quarter of 2024 and $0.51 for the third quarter of 2023.
In the third quarter of 2024, the Company incurred a pre-tax loss of $6.9 million on the sale of investment securities due to the strategic repositioning of its balance sheet, which decreased diluted earnings per share by $0.16 for the quarter. The Company sold $78.0 million of investment securities with an estimated weighted average book yield of 1.88%. Proceeds were used to fund higher yielding loan growth for the quarter.
Jeff Deuel, Chief Executive Officer of the Company, commented, "We are very pleased with our operating results for the third quarter, which included strong loan and deposit growth, margin expansion, and continued benefits from expense management measures. The increases in average earning assets and net interest margin resulted in an improvement in net interest income of $1.8 million, or 3.6%, from the prior quarter. Although we experienced a charge-off during the quarter related to an owner-occupied commercial real estate loan previously downgraded to Substandard, we believe our overall credit quality remains very strong. We are optimistic that the combination of core balance sheet growth and prudent risk management will continue to benefit our core profitability."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(Dollars in thousands, except per share amounts)
Net income	$11,423	$14,159	$18,219
Pre-tax, pre-provision income(1)	$15,505	$17,263	$20,919
Diluted earnings per share	$0.33	$0.41	$0.51
Return on average assets(2)	0.63%	0.80%	1.00%
Pre-tax, pre-provision return on average assets(1)(2)	0.86%	0.98%	1.15%
Return on average common equity(2)	5.30%	6.75%	8.80%
Return on average tangible common equity(1)(2)	7.62%	9.74%	12.90%
Adjusted return on average tangible common equity(1)(2)	10.42%	10.74%	13.62%
Net interest margin(2)	3.33%	3.29%	3.47%
Cost of total deposits(2)	1.42%	1.34%	0.83%
Efficiency ratio	71.7%	69.4%	66.2%
Adjusted efficiency ratio(1)	65.2%	67.1%	64.8%
Noninterest expense to average total assets(2)	2.18%	2.21%	2.25%
Total assets	$7,153,363	$7,059,857	$7,150,588
Loans receivable, net	$4,628,088	$4,481,396	$4,219,911
Total deposits	$5,708,492	$5,515,652	$5,635,187
Loan to deposit ratio(3)	82.0%	82.2%	75.7%
Book value per share	$25.61	$24.66	$23.31
Tangible book value per share(1)	$18.45	$17.56	$16.25
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Cash and cash equivalents increased $61.8 million, or 54.3%, to $175.6 million at September 30, 2024 from $113.8 million at June 30, 2024 primarily due to an increase in deposits.
Total investment securities decreased $86.4 million, or 5.2%, to $1.57 billion at September 30, 2024 from $1.66 billion at June 30, 2024. As previously noted, the Company sold $78.0 million of investment securities at a pre-tax loss of $6.9 million as part of its strategic balance sheet repositioning. In addition, there were investment maturities and repayments of $43.3 million during the third quarter of 2024. These impacts were offset partially by a $34.7 million decrease in unrealized losses on available for sale securities, due primarily to changes in market rates.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	September 30, 2024		June 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$13,054	0.8%	$12,474	0.8%	$580	4.6%
Municipal securities	61,263	3.9	69,720	4.2	(8,457)	(12.1)
Residential CMO and MBS(1)	427,048	27.2	446,468	26.9	(19,420)	(4.3)
Commercial CMO and MBS(1)	328,861	20.9	378,768	22.8	(49,907)	(13.2)
Corporate obligations	11,706	0.7	11,384	0.7	322	2.8
Other asset-backed securities	10,847	0.7	12,434	0.7	(1,587)	(12.8)
Total	$852,779	54.2%	$931,248	56.1%	$(78,469)	(8.4)%

	September 30, 2024		June 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,181	9.6%	$151,146	9.1%	$35	—%
Residential CMO and MBS(1)	249,589	15.9	256,742	15.5	(7,153)	(2.8)
Commercial CMO and MBS(1)	318,630	20.3	319,454	19.3	(824)	(0.3)
Total	$719,400	45.8%	$727,342	43.9%	$(7,942)	(1.1)%

Total investment securities	$1,572,179	100.0%	$1,658,590	100.0%	$(86,411)	(5.2)%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS

Loans receivable increased $146.9 million, or 3.2%, to $4.68 billion at September 30, 2024 from $4.53 billion at June 30, 2024. New loans funded in the third quarter and second quarter of 2024 totaled $176.9 million and $166.7 million, respectively. Loan prepayments decreased slightly during the third quarter of 2024 to $44.8 million, compared to $48.5 million during the prior quarter.
Commercial and industrial loans increased $44.6 million, or 5.7%, due primarily to new loan production of $76.0 million during the quarter, offset by pay downs on outstanding balances. Owner-occupied commercial real estate ("CRE") loans increased $33.6 million, or 3.5%, due primarily to new loan production of $41.8 million during the third quarter of 2024 offset partially by pay downs on outstanding balances. Non-owner occupied CRE loans increased $76.0 million, or 4.3%, due primarily to new loan production of $44.2 million during the third quarter of 2024 and advances on outstanding commitments.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	September 30, 2024		June 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$824,134	17.6%	$779,495	17.2%	$44,639	5.7%
Owner-occupied CRE	987,084	21.1	953,518	21.0	33,566	3.5
Non-owner occupied CRE	1,835,609	39.3	1,759,605	38.8	76,004	4.3
Total commercial business	3,646,827	78.0	3,492,618	77.0	154,209	4.4
Residential real estate	408,982	8.7	413,358	9.1	(4,376)	(1.1)
Real estate construction and land development:
Residential	79,325	1.7	80,451	1.8	(1,126)	(1.4)
Commercial and multifamily	378,322	8.1	378,695	8.4	(373)	(0.1)
Total real estate construction and land development	457,647	9.8	459,146	10.2	(1,499)	(0.3)
Consumer	166,023	3.5	167,493	3.7	(1,470)	(0.9)
Loans receivable	4,679,479	100.0%	4,532,615	100.0%	146,864	3.2
Allowance for credit losses on loans	(51,391)		(51,219)		(172)	0.3
Loans receivable, net	$4,628,088		$4,481,396		$146,692	3.3%

Total deposits increased $192.8 million, or 3.5%, to $5.71 billion at September 30, 2024 from $5.52 billion at June 30, 2024. Noninterest bearing demand deposits increased by $82.9 million, or 5.2%, due to new accounts of $30.0 million and an increase in existing deposit balances primarily to business customers. Money market accounts increased $49.9 million primarily due to new accounts of $47.3 million opened during the quarter. Certificates of deposit increased $62.3 million, or 7.1%, to $945.6 million at September 30, 2024 from $883.2 million at June 30, 2024, primarily due to new accounts opened during the quarter. Brokered deposits declined by $10 million.

The following table summarizes the Company's total deposits at the dates indicated:

	September 30, 2024		June 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,682,219	29.5%	$1,599,367	29.0%	$82,852	5.2%
Interest bearing demand deposits	1,489,316	26.1	1,487,670	27.0	1,646	0.1
Money market accounts	1,148,720	20.1	1,098,821	19.9	49,899	4.5
Savings accounts	442,677	7.8	446,583	8.1	(3,906)	(0.9)
Total non-maturity deposits	4,762,932	83.5	4,632,441	84.0	130,491	2.8
Certificates of deposit	945,560	16.5	883,211	16.0	62,349	7.1
Total deposits	$5,708,492	100.0%	$5,515,652	100.0%	$192,840	3.5%
Total borrowings decreased $118.0 million to $382.0 million at September 30, 2024 from $500.0 million at June 30, 2024 due to pay downs during the quarter. All outstanding borrowings mature within one year.
Total stockholders' equity increased $24.0 million, or 2.8%, to $874.5 million at September 30, 2024 compared to $850.5 million at June 30, 2024 due primarily to a $27.0 million decrease in other comprehensive loss as a result of changes in market rates and $11.4 million of net income recognized for the quarter, partially offset by $8.0 million in dividends paid to common shareholders and $7.5 million in common stock repurchases.
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized” at September 30, 2024.
The following table summarizes the capital ratios for the Company at the dates indicated:

	September 30, 2024	June 30, 2024
Stockholders' equity to total assets	12.2%	12.0%
Tangible common equity to tangible assets (1)	9.1	8.9
Common equity tier 1 capital ratio (2)	12.3	12.6
Leverage ratio (2)	9.9	10.1
Tier 1 capital ratio (2)	12.7	13.0
Total capital ratio (2)	13.6	13.9
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.10% at September 30, 2024 compared to 1.13% at June 30, 2024. During the third quarter of 2024, the Company recorded a $2.7 million provision for credit losses on loans, compared to a $1.5 million provision for credit losses on loans during the second quarter of 2024. The company recorded net charge-offs of $2.5 million during the quarter primarily from one owner-occupied CRE loan that was added to nonaccrual loans during the quarter. This loan was rated Substandard at the time of the charge-off and has been managed by our Special Assets Departments since December 2022.
During the third quarter of 2024, the Company recorded a $266,000 reversal of provision for credit losses on unfunded commitments compared to a $202,000 reversal of provision for credit losses on unfunded commitments during the second quarter of 2024. The reversal of provision for credit losses on unfunded commitments during the third quarter of 2024 was due primarily to a decrease in the unfunded exposure on construction loans.
The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments, and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$51,219	$774	$51,993	$49,736	$976	$50,712	$46,408	$1,777	$48,185
Provision for (reversal of) credit losses	2,705	(266)	2,439	1,470	(202)	1,268	(635)	(243)	(878)

	As of or for the Quarter Ended
	September 30, 2024			June 30, 2024				September 30, 2023
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded		Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Net recoveries (net charge-offs)	(2,533)	—	(2,533)	13	—	—	13	1,174	—	1,174
Balance, end of period	$51,391	$508	$51,899	$51,219	$774		$51,993	$46,947	$1,534	$48,481

Credit Quality
The percentage of classified loans to loans receivable decreased to 1.5% at September 30, 2024, compared to 1.8% at June 30, 2024. Classified loans include loans rated substandard or worse. The decrease was due primarily to payoffs and principal payments on substandard loans. Total loans designated as special mention increased by $5.4 million to $99.1 million at September 30, 2024, compared to $93.7 million at June 30, 2024.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	September 30, 2024		June 30, 2024
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,508,424	96.4%	$4,356,425	96.1%
Special Mention	99,078	2.1	93,694	2.1
Substandard	71,977	1.5	82,496	1.8
Total	$4,679,479	100.0%	$4,532,615	100.0%
Nonaccrual loans to loans receivable were 0.09% and 0.08% at September 30, 2024 and June 30, 2024, respectively. The increase in nonaccrual loans was primarily due to the addition of one owner-occupied CRE loan moving to nonaccrual, a portion of which was charged-off during the quarter. This increase was partially offset by the payoff of two commercial and industrial loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(Dollars in thousands)
Balance, beginning of period	$3,826	$4,792	$4,630
Additions	4,990	549	440
Net principal payments and transfers to accruing status	(173)	(483)	(81)
Payoffs	(1,832)	(769)	(1,924)
Charge-offs	(2,510)	(263)	—
Balance, end of period	$4,301	$3,826	$3,065

Liquidity
Total liquidity sources available at September 30, 2024 were $2.52 billion. This includes on- and off-balance sheet liquidity. The Company has access to Federal Home Loan Bank ("FHLB") advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at September 30, 2024 represented a coverage ratio of 44.2% of total deposits and 112.6% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	September 30, 2024	June 30, 2024
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$175,572	$113,757
Unencumbered investment securities available for sale (1)	848,224	926,822
Total on-balance sheet liquidity	$1,023,796	$1,040,579
Off-balance sheet liquidity
FRB borrowing availability	$287,739	$278,632
FHLB borrowing availability (2)	1,068,085	943,492
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,500,824	$1,367,124
Total available liquidity	$2,524,620	$2,407,703
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.35 billion at September 30, 2024 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.17 billion.

Net Interest Income and Net Interest Margin
Net interest income increased $1.8 million, or 3.6%, during the third quarter of 2024 compared to the second quarter of 2024, due primarily to a $3.2 million increase in interest income offset partially by a $1.4 million increase in interest expense. Net interest margin increased four basis points to 3.33% during the third quarter of 2024 from 3.29% during the second quarter of 2024.
The yield on interest earning assets increased 9 basis points to 5.02% for the third quarter of 2024, compared to 4.93% for the second quarter of 2024. The yield on loans receivable, net, increased 8 basis points to 5.60% during the third quarter of 2024 compared to 5.52% during the second quarter of 2024 due primarily to higher rates on new and renewed loans.
The cost of interest bearing deposits increased 13 basis points to 2.02% for the third quarter of 2024 from 1.89% for the second quarter of 2024. This increase was primarily due to an increase in deposit rates during the quarter and an increase in certificate of deposit average balances of $68.5 million which carry higher rates than other interest bearing deposits.
Net interest income decreased $2.7 million, or 4.8%, during the third quarter of 2024 compared to the third quarter of 2023 and the net interest margin decreased 14 basis points to 3.33% from 3.47% during this same period. The decrease was due primarily to an increase in interest expense resulting from increased deposit rates and borrowing expense, partially offset by an increase in yields earned on interest earning assets following increases in market interest rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable, net (2)(3)	$4,555,090	$64,138	5.60%	$4,415,790	$60,608	5.52%	$4,201,554	$56,119	5.30%
Taxable securities	1,604,529	13,472	3.34	1,685,795	14,156	3.38	1,931,649	14,590	3.00
Nontaxable securities (3)	17,482	159	3.62	18,812	165	3.53	60,654	448	2.93
Interest earning deposits	150,384	2,048	5.42	121,539	1,653	5.47	169,186	2,310	5.42
Total interest earning assets	6,327,485	79,817	5.02%	6,241,936	76,582	4.93%	6,363,043	73,467	4.58%
Noninterest earning assets	855,436			864,855			849,689
Total assets	$7,182,921			$7,106,791			$7,212,732
Interest Bearing Liabilities:
Certificates of deposit	$906,743	$10,052	4.41%	$838,285	$9,128	4.38%	$553,015	$4,585	3.29%
Savings accounts	445,926	220	0.20	453,099	190	0.17	523,882	172	0.13
Interest bearing demand and money market accounts	2,644,827	9,984	1.50	2,625,593	9,135	1.40	2,764,251	7,120	1.02
Total interest bearing deposits	3,997,496	20,256	2.02	3,916,977	18,453	1.89	3,841,148	11,877	1.23

	Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Junior subordinated debentures	21,946	541	9.81	21,874	539	9.91	21,649	540	9.90
Securities sold under agreement to repurchase	—	—	—	—	—	—	31,729	38	0.48
Borrowings	452,364	6,062	5.33	500,230	6,477	5.21	451,032	5,394	4.74
Total interest bearing liabilities	4,471,806	26,859	2.39%	4,439,081	25,469	2.31%	4,345,558	17,849	1.63%
Noninterest demand deposits	1,677,984			1,638,262			1,859,374
Other noninterest bearing liabilities	175,332			186,010			186,306
Stockholders’ equity	857,799			843,438			821,494
Total liabilities and stockholders’ equity	$7,182,921			$7,106,791			$7,212,732
Net interest income and spread		$52,958	2.63%		$51,113	2.62%		$55,618	2.95%
Net interest margin			3.33%			3.29%			3.47%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $938,000, $971,000 and $940,000 for the third quarter of 2024, second quarter of 2024 and third quarter of 2023, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income decreased $3.4 million to $1.8 million during the third quarter of 2024 from $5.2 million during the second quarter of 2024. The decrease was due primarily to the increase in loss resulting from the above-referenced sale of investment securities recognized in the third quarter of 2024 as part of the strategic repositioning of the balance sheet, compared to the prior quarter. The decrease was partially offset by an increase in gain on sale of other assets, net which was due to the $1.5 million gain on sale of an administrative building recognized during the third quarter of 2024.
Noninterest income decreased $4.4 million from the same period in 2023 due primarily to a $6.9 million pre-tax loss on the sale of investment securities during the third quarter of 2024, offset partially by the gain on sale of other assets, net as discussed previously.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2024	June 30, 2024	September 30, 2023	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$2,788	$2,817	$2,856	$(29)	(1.0)%	$(68)	(2.4)%
Card revenue	2,134	1,930	2,273	204	10.6	(139)	(6.1)
Loss on sale of investment securities	(6,945)	(1,921)	(1,940)	(5,024)	261.5	(5,005)	258.0
Gain on sale of loans, net	—	—	157	—	—	(157)	(100.0)
Interest rate swap fees	—	52	62	(52)	(100.0)	(62)	(100.0)
Bank owned life insurance income	860	931	734	(71)	(7.6)	126	17.2
Gain on sale of other assets, net	1,480	49	—	1,431	2,920.4	1,480	100.0
Other income	1,520	1,388	2,129	132	9.5	(609)	(28.6)
Total noninterest income	$1,837	$5,246	$6,271	$(3,409)	(65.0)%	$(4,434)	(70.7)%

Noninterest Expense
Noninterest expense increased $0.2 million, or 0.5%, during the third quarter of 2024 from the second quarter of 2024. Data processing expense increased during the quarter due primarily to timing of expenses and annual rate increases; however, data processing expense continued to be lower than the same period in 2023. Professional services expense decreased compared to the prior quarter, primarily due to timing of services performed.

Noninterest expense decreased $1.7 million, or 4.1%, during the third quarter of 2024 compared to the same period in 2023. Compensation and employee benefits expense decreased due to a reduction in full-time equivalent employees to 749 at September 30, 2024 from 821 at September 30, 2023. Data processing expense decreased primarily due to a decline in ongoing costs resulting from prior technology-related contract renewals and terminations. Marketing expense decreased due to expense management efforts to reduce spending. Other expense decreased due to a decrease in customer account loss expense and a reduction in employee related expense.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2024	June 30, 2024	September 30, 2023	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$24,367	$24,448	$25,008	$(81)	(0.3)%	$(641)	(2.6)%
Occupancy and equipment	4,850	4,765	4,814	85	1.8	36	0.7
Data processing	3,915	3,535	4,116	380	10.7	(201)	(4.9)
Marketing	128	244	389	(116)	(47.5)	(261)	(67.1)
Professional services	490	795	582	(305)	(38.4)	(92)	(15.8)
State/municipal business and use taxes	1,249	1,160	1,088	89	7.7	161	14.8
Federal deposit insurance premium	824	812	818	12	1.5	6	0.7
Amortization of intangible assets	399	421	595	(22)	(5.2)	(196)	(32.9)
Other expense	3,068	2,916	3,560	152	5.2	(492)	(13.8)
Total noninterest expense	$39,290	$39,096	$40,970	$194	0.5%	$(1,680)	(4.1)%

Income Tax Expense
Income tax expense decreased $193,000 during the third quarter of 2024 to $1.6 million compared to $1.8 million for the second quarter of 2024. The decrease in income tax expense during the current quarter compared to the prior quarter was primarily due to a decrease in pre-tax income during the third quarter of 2024.
Income tax expense decreased during the third quarter of 2024 compared to same period in 2023 due to lower pre-tax income during the third quarter of 2024. The effective tax rate declined due to lower pre-tax income which increased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and tax credits.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	September 30, 2024	June 30, 2024	September 30, 2023	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$13,066	$15,995	$21,797	$(2,929)	$(8,731)
Income tax expense	$1,643	$1,836	$3,578	$(193)	$(1,935)
Effective income tax rate	12.6%	11.5%	16.4%	1.1%	(3.8)%

Dividends
On October 23, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.23 per share. The dividend is payable on November 20, 2024 to shareholders of record as of the close of business on November 6, 2024.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, October 24, 2024 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 493684 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through October 31, 2024 by dialing (866) 813-9403 -- access code 423520.

About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 50 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
Contact
Jeff Deuel, Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth; changes in the interest rate environment which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System in response thereto; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax law, regulatory policies and principles, or the interpretation of regulatory capital or other rules, including as a result of the upcoming 2024 presidential election; credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits and deposit concentrations; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (by type of geographic area and industry) within our loan portfolio; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions for our business, including as a result of sophisticated attacks using artificial intelligence and similar tools; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and Fintech companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and financial technology companies; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business and the businesses of our clients; our success at managing the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	September 30, 2024	June 30, 2024	December 31, 2023
Assets
Cash on hand and in banks	$78,068	$55,469	$55,851
Interest earning deposits	97,504	58,288	169,122
Cash and cash equivalents	175,572	113,757	224,973
Investment securities available for sale, at fair value (amortized cost of $909,023, $1,022,211 and $1,227,787, respectively)	852,779	931,248	1,134,353
Investment securities held to maturity, at amortized cost (fair value of $661,696, $642,051 and $662,450, respectively)	719,400	727,342	739,442
Total investment securities	1,572,179	1,658,590	1,873,795
Loans receivable	4,679,479	4,532,615	4,335,627
Allowance for credit losses on loans	(51,391)	(51,219)	(47,999)
Loans receivable, net	4,628,088	4,481,396	4,287,628
Premises and equipment, net	72,500	73,218	74,899
Federal Home Loan Bank stock, at cost	16,993	22,303	4,186
Bank owned life insurance	127,248	126,420	125,655
Accrued interest receivable	20,102	19,855	19,518
Prepaid expenses and other assets	296,190	319,428	318,571
Other intangible assets, net	3,552	3,951	4,793
Goodwill	240,939	240,939	240,939
Total assets	$7,153,363	$7,059,857	$7,174,957

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$1,682,219	$1,599,367	$1,715,847
Interest bearing deposits	4,026,273	3,916,285	3,884,025
Total deposits	5,708,492	5,515,652	5,599,872
Borrowings	382,000	500,000	500,000
Junior subordinated debentures	21,985	21,912	21,765
Accrued expenses and other liabilities	166,372	171,786	200,059
Total liabilities	6,278,849	6,209,350	6,321,696

Common stock	534,917	541,294	549,748
Retained earnings	383,127	379,714	375,989
Accumulated other comprehensive loss, net	(43,530)	(70,501)	(72,476)
Total stockholders' equity	874,514	850,507	853,261
Total liabilities and stockholders' equity	$7,153,363	$7,059,857	$7,174,957

Shares outstanding	34,153,539	34,496,197	34,906,233

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest Income
Interest and fees on loans	$64,138	$60,608	$56,119	$182,608	$160,192
Taxable interest on investment securities	13,472	14,156	14,590	42,462	44,021
Nontaxable interest on investment securities	159	165	448	505	1,554
Interest on interest earning deposits	2,048	1,653	2,310	5,177	4,436
Total interest income	79,817	76,582	73,467	230,752	210,203
Interest Expense
Deposits	20,256	18,453	11,877	55,097	25,012
Junior subordinated debentures	541	539	540	1,627	1,521
Securities sold under agreement to repurchase	—	—	38	—	148
Borrowings	6,062	6,477	5,394	18,427	12,238
Total interest expense	26,859	25,469	17,849	75,151	38,919
Net interest income	52,958	51,113	55,618	155,601	171,284
Provision for (reversal of) credit losses	2,439	1,268	(878)	5,099	2,856
Net interest income after provision for (reversal of) credit losses	50,519	49,845	56,496	150,502	168,428
Noninterest Income
Service charges and other fees	2,788	2,817	2,856	8,393	8,162
Card revenue	2,134	1,930	2,273	5,903	6,396
Loss on sale of investment securities, net	(6,945)	(1,921)	(1,940)	(18,839)	(2,226)
Gain on sale of loans, net	—	—	157	26	307
Interest rate swap fees	—	52	62	52	230
Bank owned life insurance income	860	931	734	2,711	2,280
Gain on sale of other assets, net	1,480	49	—	1,529	2
Other income	1,520	1,388	2,129	4,408	6,659
Total noninterest income	1,837	5,246	6,271	4,183	21,810
Noninterest Expense
Compensation and employee benefits	24,367	24,448	25,008	74,291	75,325
Occupancy and equipment	4,850	4,765	4,814	14,547	14,372
Data processing	3,915	3,535	4,116	10,732	12,427
Marketing	128	244	389	583	1,232
Professional services	490	795	582	1,852	1,961
State/municipal business and use taxes	1,249	1,160	1,088	3,709	3,150
Federal deposit insurance premium	824	812	818	2,431	2,465
Amortization of intangible assets	399	421	595	1,241	1,841
Other expense	3,068	2,916	3,560	9,370	11,127
Total noninterest expense	39,290	39,096	40,970	118,756	123,900
Income before income taxes	13,066	15,995	21,797	35,929	66,338
Income tax expense	1,643	1,836	3,578	4,599	10,816
Net income	$11,423	$14,159	$18,219	$31,330	$55,522

	Quarter Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Basic earnings per share	$0.33	$0.41	$0.52	$0.91	$1.58
Diluted earnings per share	$0.33	$0.41	$0.51	$0.90	$1.57
Dividends declared per share	$0.23	$0.23	$0.22	$0.69	$0.66
Average shares outstanding - basic	34,322,069	34,609,900	35,022,676	34,584,851	35,062,760
Average shares outstanding - diluted	34,658,674	34,919,395	35,115,165	35,002,375	35,305,456

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Nine Months Ended September 30,
	2024			2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net(2)(3)	$4,425,234	$182,608	5.51%	$4,129,429	$160,192	5.19%
Taxable securities	1,699,995	42,462	3.34	1,975,818	44,021	2.98
Nontaxable securities(3)	19,193	505	3.51	71,702	1,554	2.90
Interest earning deposits	126,970	5,177	5.45	114,753	4,436	5.17
Total interest earning assets	6,271,392	230,752	4.91%	6,291,702	210,203	4.47%
Noninterest earning assets	856,198			848,035
Total assets	$7,127,590			$7,139,737
Interest Bearing Liabilities:
Certificates of deposit	$826,575	$26,852	4.34%	$442,301	$8,292	2.51%
Savings accounts	457,989	640	0.19	558,467	471	0.11
Interest bearing demand and money market accounts	2,643,478	27,605	1.39	2,791,695	16,249	0.78
Total interest bearing deposits	3,928,042	55,097	1.87	3,792,463	25,012	0.88
Junior subordinated debentures	21,874	1,627	9.94	21,576	1,521	9.43
Securities sold under agreement to repurchase	—	—	—	38,187	148	0.52
Borrowings	484,300	18,427	5.08	339,296	12,238	4.82
Total interest bearing liabilities	4,434,216	75,151	2.26%	4,191,522	38,919	1.24%
Noninterest demand deposits	1,657,867			1,942,134
Other noninterest bearing liabilities	186,081			186,469
Stockholders’ equity	849,426			819,612
Total liabilities and stockholders’ equity	$7,127,590			$7,139,737
Net interest income and spread		$155,601	2.65%		$171,284	3.23%
Net interest margin			3.31%			3.64%
(1) Average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $2.7 million and $2.4 million for the nine months ended September 30, 2024 and 2023, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Allowance for Credit Losses on Loans:
Balance, beginning of period	$51,219	$49,736	$46,408	$47,999	$42,986
Provision for credit losses on loans	2,705	1,470	(635)	5,879	3,066
Charge-offs:
Commercial business	(2,560)	(312)	(15)	(2,949)	(176)
Consumer	(85)	(238)	(123)	(446)	(420)
Total charge-offs	(2,645)	(550)	(138)	(3,395)	(596)
Recoveries:
Commercial business	72	518	1,253	807	1,342
Consumer	40	45	59	101	149
Total recoveries	112	563	1,312	908	1,491
Net recoveries (charge-offs)	(2,533)	13	1,174	(2,487)	895
Balance, end of period	$51,391	$51,219	$46,947	$51,391	$46,947
Net charge-offs (recoveries) on loans to average loans receivable, net annualized	0.22%	—%	(0.11)%	0.08%	(0.03)%

	September 30, 2024	June 30, 2024	December 31, 2023
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$4,301	$3,826	$4,468
Total nonaccrual loans	4,301	3,826	4,468
Accruing loans past due 90 days or more	5,347	4,296	1,293
Total nonperforming loans	9,648	8,122	5,761
Other real estate owned	—	—	—
Nonperforming assets	$9,648	$8,122	$5,761

ACL on loans to:
Loans receivable	1.10%	1.13%	1.11%
Nonaccrual loans	1,194.86%	1,338.71%	1,074.28%
Nonaccrual loans to loans receivable	0.09%	0.08%	0.10%
Nonperforming loans to loans receivable	0.21%	0.18%	0.13%
Nonperforming assets to total assets	0.13%	0.12%	0.08%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Earnings:
Net interest income	$52,958	$51,113	$51,530	$53,871	$55,618
Provision for (reversal of) credit losses	2,439	1,268	1,392	1,424	(878)
Noninterest income (loss)	1,837	5,246	(2,900)	(3,147)	6,271
Noninterest expense	39,290	39,096	40,370	42,723	40,970
Net income	11,423	14,159	5,748	6,233	18,219
Pre-tax, pre-provision net income (1)	15,505	17,263	8,260	8,001	20,919
Basic earnings per share	$0.33	$0.41	$0.17	$0.18	$0.52
Diluted earnings per share	$0.33	$0.41	$0.16	$0.18	$0.51
Average Balances:
Loans receivable, net (2)	$4,555,090	$4,415,790	$4,303,394	$4,233,743	$4,201,554
Total investment securities	1,622,011	1,704,607	1,832,011	1,861,587	1,992,303
Total interest earning assets	6,327,485	6,241,936	6,244,138	6,269,805	6,363,043
Total assets	7,182,921	7,106,791	7,092,452	7,140,876	7,212,732
Total interest bearing deposits	3,997,496	3,916,977	3,868,890	3,849,067	3,841,148
Total noninterest demand deposits	1,677,984	1,638,262	1,657,132	1,772,261	1,859,374
Stockholders' equity	857,799	843,438	846,947	813,383	821,494
Financial Ratios:
Return on average assets (3)	0.63%	0.80%	0.33%	0.35%	1.00%
Pre-tax, pre-provision return on average assets (1)(3)	0.86	0.98	0.47	0.44	1.15
Return on average common equity (3)	5.30	6.75	2.73	3.04	8.80
Return on average tangible common equity (1)(3)	7.62	9.74	4.07	4.69	12.90
Adjusted return on average tangible common equity (1)(3)	10.42	10.74	9.34	10.21	13.62
Efficiency ratio	71.7	69.4	83.0	84.2	66.2
Adjusted efficiency ratio (1)	65.2	67.1	68.9	70.4	64.8
Noninterest expense to average total assets (3)	2.18	2.21	2.29	2.37	2.25
Net interest spread (3)	2.63	2.62	2.70	2.84	2.95
Net interest margin (3)	3.33	3.29	3.32	3.41	3.47
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Average loans receivable, net includes loans held for sale.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Select Balance Sheet:
Total assets	$7,153,363	$7,059,857	$7,091,283	$7,174,957	$7,150,588
Loans receivable, net	4,628,088	4,481,396	4,378,429	4,287,628	4,219,911
Total investment securities	1,572,179	1,658,590	1,730,516	1,873,795	1,894,392
Total deposits	5,708,492	5,515,652	5,532,327	5,599,872	5,635,187
Noninterest demand deposits	1,682,219	1,599,367	1,637,111	1,715,847	1,789,293
Stockholders' equity	874,514	850,507	847,580	853,261	813,546
Financial Measures:
Book value per share	$25.61	$24.66	$24.43	$24.44	$23.31
Tangible book value per share (1)	18.45	17.56	17.36	17.40	16.25
Stockholders' equity to total assets	12.2%	12.0%	12.0%	11.9%	11.4%
Tangible common equity to tangible assets (1)	9.1	8.9	8.8	8.8	8.2
Loans to deposits ratio	82.0	82.2	80.0	77.4	75.7
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.3%	12.6%	12.6%	12.9%	12.9%
Leverage ratio	9.9	10.1	10.0	10.0	9.9
Tier 1 capital ratio	12.7	13.0	13.0	13.3	13.3
Total capital ratio	13.6	13.9	13.9	14.1	14.1
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.10%	1.13%	1.12%	1.11%	1.10%
Nonperforming loans	1,194.9	1,338.7	1,037.9	1,074.3	1,531.7
Nonaccrual loans to loans receivable	0.09	0.08	0.11	0.10	0.07
Nonperforming loans to loans receivable	0.21	0.18	0.17	0.13	0.12
Nonperforming assets to total assets	0.13	0.12	0.10	0.08	0.07
Net charge-offs (recoveries) on loans to average loans receivable, net(3)	0.22	0.00	0.00	0.06	(0.11)
Criticized Loans by Credit Quality Rating:
Special mention	$99,078	$93,694	$102,232	$79,977	$72,152
Substandard	71,977	82,496	70,183	69,757	62,653
Other Metrics:
Number of banking offices	50	50	50	50	50
Deposits per branch	$114,170	$110,313	$110,647	$111,997	$112,704
Average number of full-time equivalent employees	749	748	765	803	821
Average assets per full-time equivalent employee	9,590	9,501	9,271	8,893	8,785
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$874,514	$850,507	$847,580	$853,261	$813,546
Exclude intangible assets	(244,491)	(244,890)	(245,311)	(245,732)	(246,325)
Tangible common equity (non-GAAP)	$630,023	$605,617	$602,269	$607,529	$567,221

Total assets (GAAP)	$7,153,363	$7,059,857	$7,091,283	$7,174,957	$7,150,588
Exclude intangible assets	(244,491)	(244,890)	(245,311)	(245,732)	(246,325)
Tangible assets (non-GAAP)	$6,908,872	$6,814,967	$6,845,972	$6,929,225	$6,904,263

Stockholders' equity to total assets (GAAP)	12.2%	12.0%	12.0%	11.9%	11.4%
Tangible common equity to tangible assets (non-GAAP)	9.1%	8.9%	8.8%	8.8%	8.2%

Shares outstanding	34,153,539	34,496,197	34,689,843	34,906,233	34,901,076

Book value per share (GAAP)	$25.61	$24.66	$24.43	$24.44	$23.31
Tangible book value per share (non-GAAP)	$18.45	$17.56	$17.36	$17.40	$16.25

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio, which excludes certain non-recurring items is useful in measuring performance of the Company's ongoing business operations by removing the volatility of these non-recurring items.

	Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$11,423	$14,159	$5,748	$6,233	$18,219
Add amortization of intangible assets	399	421	421	593	595
Exclude tax effect of adjustment	(84)	(88)	(88)	(125)	(125)
Tangible net income (non-GAAP)	$11,738	$14,492	$6,081	$6,701	$18,689

Tangible net income (non-GAAP)	$11,738	$14,492	$6,081	$6,701	$18,689
Exclude loss on sale of investment securities, net	6,945	1,921	9,973	10,005	1,940
Exclude gain on sale of branch including related deposits, net	—	—	—	—	(610)
Exclude gain on sale of premises and equipment	(1,480)	(49)	—	—	—
Exclude tax effect of adjustment	(1,148)	(393)	(2,094)	(2,101)	(279)
Adjusted tangible net income (non-GAAP)	$16,055	$15,971	$13,960	$14,605	$19,740

Average stockholders' equity (GAAP)	$857,799	$843,438	$846,947	$813,383	$821,494
Exclude average intangible assets	(244,706)	(245,106)	(245,536)	(246,022)	(246,663)
Average tangible common stockholders' equity (non-GAAP)	$613,093	$598,332	$601,411	$567,361	$574,831

Return on average common equity, annualized (GAAP)	5.30%	6.75%	2.73%	3.04%	8.80%
Return on average tangible common equity, annualized (non-GAAP)	7.62%	9.74%	4.07%	4.69%	12.90%
Adjusted return on average tangible common equity, annualized (non-GAAP)	10.42%	10.74%	9.34%	10.21%	13.62%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions.

	Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$11,423	$14,159	$5,748	$6,233	$18,219
Add income tax expense	1,643	1,836	1,120	344	3,578
Add (subtract) provision for (reversal of) credit losses	2,439	1,268	1,392	1,424	(878)
Pre-tax, pre-provision income (non-GAAP)	$15,505	$17,263	$8,260	$8,001	$20,919

	Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Average total assets (GAAP)	$7,182,921	$7,106,791	$7,092,452	$7,140,876	$7,212,732

Return on average assets, annualized (GAAP)	0.63%	0.80%	0.33%	0.35%	1.00%
Pre-tax, pre-provision return on average assets (non-GAAP)	0.86%	0.98%	0.47%	0.44%	1.15%
The Company believes that presenting an adjusted efficiency ratio, which excludes certain non-recurring items is useful in measuring operating income and expenses by removing the volatility of these non-recurring items.

	Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Adjusted Efficiency Ratio :
Total noninterest expense (GAAP)	$39,290	$39,096	$40,370	$42,723	$40,970
Net interest income (GAAP)	$52,958	$51,113	$51,530	$53,871	$55,618

Total noninterest income (GAAP)	$1,837	$5,246	$(2,900)	$(3,147)	$6,271
Exclude (gain) loss on sale of investment securities, net	6,945	1,921	9,973	10,005	1,940
Exclude gain on sale of branch including related deposits, net	—	—	—	—	(610)
Exclude gain on sale of premises and equipment	(1,480)	(49)	—	—	—
Adjusted total noninterest income (non-GAAP)	$7,302	$7,118	$7,073	$6,858	$7,601

Efficiency ratio (GAAP)	71.7%	69.4%	83.0%	84.2%	66.2%
Adjusted efficiency ratio (non-GAAP)	65.2%	67.1%	68.9%	70.4%	64.8%